Exhibit 10-1
Short Term Achievement Reward Program
The Short Term Achievement Reward (“STAR”) Program is The Procter & Gamble Company’s (the “Company” or “P&G”) annual incentive program designed to support outstanding business results of the Company and its subsidiaries. Awards are made pursuant to the authority delegated by the Board of Directors to the Compensation & Leadership Development Committee (the “Committee”) for awarding additional remuneration and the 2001 Stock and Incentive Compensation Plan and/or the 2004 Gillette Long Term Incentive Plan.
I. ELIGIBILITY
Eligibility is based on job level and the requirement of working at least four weeks during the fiscal year. STAR participants who do not work a full schedule (leaves of absence, disability, and less-than-full time schedules) in the fiscal year in which the award is payable may have awards pro-rated.
II. CALCULATION
The individual STAR Award Calculation is: (STAR Target) x (Business Unit Performance Factor) x (Corporate Adjustment Factor) x (Gillette Factor)
•	The STAR Target for each participant is calculated as: (Base Salary) x (STAR Target percent)
Base Salary as of the end of June is used to calculate the STAR award. If a participant’s level changes, the highest band level and salary during the fiscal year is used to determine the STAR Target.

The STAR Target Percent is dependent on job level in the organization and will fall between 8% and 170%.

STAR Target
Job Band	as % of Base
Band 3	8%
Band 4 — Associate Director	15%
Band 5 — Director	25%
Band 6 — Vice President	45%
Band 7 — President	70%
Band 7 — Group Presidents and Function Heads	75%
Band 8 — Vice Chair	90%
Band 9 — President GBU’s, COO, CFO	115%
Band 10 — CEO	170%
An individual’s STAR target may vary from the Job Band target identified above in certain limited circumstances, including but not limited to, organizationally driven band reductions or certain corporate actions that result in specific employment obligations.
•	The Business Unit Performance Factor is assigned to each STAR business unit as a measure of success for the fiscal year. The factors range from 53% to 167% with the target at 100%. A STAR Committee, comprised of a small number of senior executives (who do not determine their own awards), conducts a retrospective assessment of the performance of each business unit according to one or more of the following measures and makes a recommendation to the Compensation & Leadership Development

Committee: Operating Total Shareholder Return, Key Competitor Comparison, After Tax Profit, Operating Cash Flow, Value Share, Volume, Net Outside Sales, Value Contribution, Organization Head Self Assessment, and Cross Organization Assessment. There may also be other factors significantly affecting unit results positively or negatively.

•	The Corporate Adjustment Factor measures the total Company success and ranges from 80% to 130%, with a 100% target. The same Corporate Adjustment Factor is applied to all STAR award calculations. It is determined by a matrix that measures organic sales growth for the fiscal year and diluted earnings per share (“EPS”) growth for the fiscal year.
The Committee may add additional factors with clear performance metrics (such as the Gillette factor described below) for supporting business needs.
•	The Gillette Factor is derived from a review and recommendation by the STAR Committee based on the results of the success of the Gillette integration. The factor ranges from 80% to 130% with 100% as the target. The same Gillette Factor will apply to all STAR award calculations. It will be determined by assessing performance during the fiscal year on various metrics including: sustaining the overall health of both the P&G and Gillette businesses during this period (based on market share and earnings progress); achieving sales, research and administrative budget and synergy objectives; meeting enrollment targets; and staying within integration cost and restructuring estimates. The Gillette Factor was applied starting with the results of fiscal year 2005/06 and will remain a factor as long as applicable.
The STAR Committee makes recommendations to the Compensation & Leadership Development Committee regarding the performance factor percentages to be applied to all STAR awards (except those for the STAR Committee). The final award amounts for the principal officers are approved by the Compensation & Leadership Development Committee. Pursuant to a delegation from that Committee, awards for other employees are approved by the Chief Executive. STAR Awards for members of the Star Committee are determined exclusively by the Committee without any recommendation from the STAR Committee.
III. TIMING AND FORM
STAR awards are determined after the close of the fiscal year and are paid on or about September 15. The award form choices and relevant considerations are explained in payment preference materials generally in the form of Appendix 1. Participants receive written notice of their award detailing the calculation, generally in the form of Appendix 2. The grant letters are generally in the form of Appendix 3.
Generally, STAR awards are paid in cash. However, before the end of the calendar year preceding the year of the award date, participants on record can choose their upcoming award in forms other than cash, such as stock options, local deferral programs in some countries, or restricted stock units or deferred compensation, (for participants also in the Business Growth Program), depending on local regulations. To pay a STAR award in stock options, the Company compares current cash value to stock option value with a conversion factor that is reviewed annually. Any STAR award paid in stock options, restricted stock units or other equity shall be awarded pursuant to this program and the terms and conditions of the 2001 Stock and Incentive Compensation Plan, the 2004 Gillette Long Term Incentive Plan or any successor stock plan approved in accordance with applicable listing standards, as they may be revised from time to time.

IV. SEPARATION FROM THE COMPANY
•	Retirement, Death or Special Separation with a Separation Package: If participant worked at least 4 weeks, award is pro-rated based on the number of weeks worked in the fiscal year for which the award is payable, divided by 52.

•	Voluntary Resignation or Termination for cause: Separating employees must be active as of June 30 (the close of the fiscal year for which the award is payable) to receive an award.
Eligible participants who have left the Company will receive a cash payment (equity such as stock options and RSUs can be issued to active employees only) on the same timing as STAR awards or as soon thereafter as possible.
V. CHANGE IN CONTROL
Notwithstanding the foregoing, if there is a Change in Control in any fiscal year, STAR awards will be calculated in accordance with Section II above, but each factor will be calculated for the period from the beginning of the fiscal year in which a Change in Control occurred up to and including the date of such Change in Control (“CIC Period”). “Change in Control” shall have the same meaning as defined in the 2001 Stock and Incentive Compensation Plan.
VI. GENERAL TERMS AND CONDITIONS
While any STAR award amount received by one individual for any year shall be considered as earned remuneration in addition to salary paid, it shall be understood that this plan does not give to any officer or employee any contract rights, express or implied, against any Company for any STAR award or for compensation in addition to the salary paid to him or her, or any right to question the action of the Board of Directors or the Committee.
Each award to the Chief Executive, Vice-Chairs, Group Presidents, Presidents, Global Function Heads and Senior Vice Presidents and equivalents, made pursuant to this plan, is subject to the Senior Executive Recoupment Policy adopted by the Committee in December 2006.
This program document may be amended at any time by the Committee.
10/25/07

Appendix 1: Payment Preference Materials for BGP / STAR Awards
[DATE]
[NAME]
Subject: Preferences for [YEAR] STAR and BGP Payments and Deferred Compensation Choices
Your choices for the awards are:
September [YEAR] STAR Award
•	Cash

•	Stock Options

•	Restricted Stock Units (for BGP participants only) — no forfeiture provision

•	Deferred Compensation (for BGP participants only)
September [YEAR] BGP Award (if applicable)
•	Three-Year Restricted Stock Units (50% of award required in this form)

•	Cash, Restricted Stock Units — no forfeiture provision, or Deferred Compensation (50% of award subject to this election)
Attached you will find an election form to be returned to [NAME].
Please keep the following in mind as you consider your choices:
•	It is recommended that you consult legal/tax/financial advisors to determine the appropriate award form(s) for your personal situation.

•	While your selection will be given consideration, it is not binding on the Company until approved by the Compensation & Leadership Development Committee of the Board of Directors.
IF YOU MISS THE [DATE] DEADLINE, YOU WILL RECEIVE THE DEFAULT (CASH).
[NAME]

[YEAR] EXECUTIVE COMPENSATION AWARD FORM PREFERENCES
[YEAR] STAR Award Payable [DATE] [YEAR] Preference Selection

Cash	___	%
Stock Options	___	%
Restricted Stock Units	___	%	_____________ (Select year you want shares delivered, e.g., [YEAR], or one year after retirement)
Deferred Compensation	___	%
Total	100%
[YEAR] Payment BGP Award Payable [YEAR] Preference Selection
(Complete for remaining 50%)

Three-Year Restricted Stock Units (if you leave the Company within 3 years of grant for reasons other than retirement, you forfeit these units)	50% (required)		_______________ (Select year you want shares delivered, e.g., [three years after grant date, any year later than three years after grant date, or one year after retirement)
Cash	___	%
Restricted Stock Units	___	%	_______________ (Select year you want shares delivered, e.g., [YEAR], or one year after retirement)
Deferred Compensation	___	%
Total	100%
•	You must be an active employee as of the award date to receive any non-cash award

•	All elections are irrevocable after [DATE].

Signature	Date
Return form to [NAME]

Appendix 2: STAR Award Letter
[DATE]
Fellow P&G Leaders:
I am pleased to announce the average STAR award for [YEAR] is [NUMBER] % of target. STAR awards are a combination of your individual business unit awards, the Company factor and the Gillette factor. Unit awards are decided by the STAR Committee based on a retrospective assessment of each unit’s performance. The Company factor is calculated based on P&G’s organic sales growth and earnings per share. The Gillette factor is based on a review done by the STAR Committee considering the results of the success of the Gillette integration. [EXPLANATION OF COMPANY RESULTS and COMPARISON TO PREVIOUS YEAR]
Actual STAR awards as a percentage of target [HISTORICAL COMPARISON OF RESULTS TO PREVIOUS YEAR(S)]
By remaining choiceful, focused, and disciplined, we can look forward to future success. Well done! Thanks.
[NAME]
Personal & Confidential
Individual Award Summary
[NAME]
Your STAR Award is [NUMBER] payable in [FORM]

[Number]	x	[Number]%	x	[Number]%	x	[Number]%	=	Number
STAR Target	x	Business Unit Performance Factor	x	Corporate Adjustment Factor	x	Gillette Factor	=	STAR Award
STAR Target

Based on	June 30 [YEAR] Base Salary:	[NUMBER]
	June 30 [YEAR] Band:	[NUMBER]
	STAR Target Percent for Band:	[NUMBER]
	Based x STAR Target Percent:	[NUMBER]
	Your STAR Target:	[NUMBER]
Business Unit Performance

Business Unit	Weight	Performance Factor
[Business Unit]	[NUMBER]	[NUMBER] %
Corporate Adjustment Factor

Organic Sales Growth	[NUMBER]
Earnings Per Share	[NUMBER]
Corporate Adjustment Factor	[NUMBER] %

Gillette Factor	[NUMBER]%
Your STAR Award is [NUMBER] % of STAR Target

Appendix 3: Cover letter for STAR Grant
in Stock Options and Stock Appreciation Rights

TO:	Short Term Achievement Reward (STAR) Recipients of P&G Stock Options and Stock Appreciation Rights*
The attached stock option grant letter refers to your STAR award. The grant was determined by dividing the gross award amount to be paid in stock options (shown on your award summary previously distributed) by the [DATE] average stock price of $ [NUMBER]. The result was rounded up to the next full share, with those full shares multiplied by [NUMBER]. No further action to accept this grant is required.
You may retain these STAR stock options until their expiration date in [NUMBER] years even if you leave the Company, as long as you are in good standing. This is true for STAR stock options only as they represent payment for the award that you have already earned. These options will vest in [NUMBER] years.
Stock options are granted under the terms and conditions of the 2001 Procter & Gamble Stock and Incentive Compensation Plan. The updated plan prospectus is available via the [WEBSITE].
Please keep a copy of the grant letter for your records. If you have any questions about the award granted, please direct them to [NAME]. Questions related to the exercise process should be directed to [NAME].
[NAME]

*	Recipients of stock appreciation rights should see their subsidiary Chief Financial Officer regarding the procedure for redeeming such rights.

Grant Letter for STAR Award in Stock Options
and Stock Appreciation Rights
[DATE]
[NAME]
Subject: Non-Statutory Stock Option Series xx-STAR-xx
In recognition of your contributions to the success of the business, the Company hereby grants you an option to purchase, in accordance with and subject to the terms of The Procter & Gamble 2001 Stock and Incentive Compensation Plan, the Regulations of the Compensation & Leadership Development Committee of the Board of Directors and the Exercise Instructions in place from time to time, shares of the Procter & Gamble Common Stock as follows:

Grant Value:	[NUMBER]
Option Price per Share:	[NUMBER]
Number of Shares:	[NUMBER]
Date of Grant:	[DATE]
Expiration of Option:	[DATE]
Option Exercisable:	[NUMBER]% after [DATE]
You may access, download and/or print the terms, or any portion thereof, of the Plan by activating this hyperlink [LINK]. Nonetheless, if you would prefer to receive a paper copy of The Procter & Gamble 2001 Stock and Incentive Compensation Plan Prospectus, please send a written request via email to [EMAIL ADDRESS]. Please understand that you will continue to receive future Plan prospectuses via electronic mail even though you may have requested a paper copy.
This option is not transferable other than by will or the laws of descent and distribution and is exercisable during your life only by you. The Compensation & Leadership Development Committee has waived the provisions of Article G, paragraph 4 in the event of separation from the Company.
Please note that when the issue or transfer of the Common Stock covered by this option may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency, the Company reserves the right to refuse to issue or transfer said Common Stock and that any outstanding stock options may be suspended or terminated if you engage in actions that are significantly contrary to the best interests of the Company or any of its subsidiaries.
Under IRS standards of professional practice, certain tax advice must meet requirements as to form and substance. To assure compliance with these standards, we disclose to you that this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties, or promoting, marketing or recommending to another party any transaction or matter addressed herein.
You do not need to do anything further to accept this award under the terms of the 2001 Stock Plan.
The Procter & Gamble Company
[NAME]

Grant Letter for STAR Award in RSUs
[DATE]
[NAME]
     Subject: Award of Restricted Stock Units (STAR)
This is to advise you that The Procter & Gamble Company, an Ohio corporation, is awarding you with Restricted Stock Units, on the dates and in the amounts listed below, pursuant to The Procter & Gamble 2001 Stock and Incentive Compensation Plan, and subject to the attached Statement of Terms and Conditions Form [CODE]

Grant Date:	[DATE]
Original Settlement Date:	[DATE]
Number of Restricted Stock Units:	[NUMBER
Paragraph 3(a) of Statement of Terms and Conditions Form [CODE] is not waived.
As you will see from the Statement of Terms and Conditions Form [CODE], under certain circumstances you may agree with The Procter & Gamble Company to delay the settlement of your Restricted Stock Units beyond the Original Settlement Date. You may want to consult your personal tax advisor before making a decision about this matter.
THE PROCTER & GAMBLE COMPANY
[NAME]
☐	I hereby accept the Award of Restricted Stock Units set forth above in accordance with and subject to the terms of The Procter & Gamble 2001 Stock and Incentive Compensation Plan and the attached Statement of Terms and Conditions for Restricted Stock Units, with which I am familiar. I agree that the Award of Restricted Stock Units, The Procter & Gamble 2001 Stock and Incentive Compensation Plan, and the attached Statement of Terms and Conditions for Restricted Stock Units together constitute an agreement between the Company and me in accordance with the terms thereof and hereof, and I further agree that any legal action related to this Award of Restricted Stock Units may be brought in any federal or state court located in Hamilton County, Ohio, USA, and I hereby accept the jurisdiction of these courts and consent to service of process from said courts solely for legal actions related to this Award of Restricted Stock Units.

☐	I hereby reject the Award of Restricted Stock Units set forth above.

Date	Signature